SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


Check the appropriate box:

[ ]   Preliminary information statement   [ ]  Confidential,  for   use  of  the
                                               Commission  only (as permitted by
                                               Rule 14c-5(d)(2))

[X]   Definitive information statement

                             SIEBERT FINANCIAL CORP.
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                (Name of Registrant as Specified in Its Charter)

      Payment of Filing Fee (Check the appropriate box):

      [X]    No fee required.

      [ ]    Fee computed on table below per  Exchange Act Rules  14c-5(g) and
             0-11.

      (1)    Title of each class of securities to which transaction applies:

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      (2)    Aggregate number of securities to which transaction applies:

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      (3)    Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)    Proposed maximum aggregate value of transaction:

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      (5)    Total fee paid:

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      [ ]    Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

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      (2)    Form, Schedule or Registration Statement No.;

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      (3)    Filing Party:

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      (4)    Date Filed:

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

                             SIEBERT FINANCIAL CORP.
                          885 THIRD AVENUE, SUITE 1720
                            NEW YORK, NEW YORK 10022
                                 (212) 644-2400


                              INFORMATION STATEMENT

         This Information Statement is furnished by the Board of Directors of Siebert Financial Corp., a New York corporation (the "Company"), in connection with the taking of certain corporate action, as described below, upon written consent in lieu of a meeting of the Company's shareholders. This Information Statement is first being sent to the Company's shareholders on or about March 16, 1998.

                                   -----------

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

                                   -----------

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                      TO EFFECT A FOUR-FOR-ONE STOCK SPLIT

GENERAL

         The Company's common stock, par value $.01 per share (the "Common Stock"), is listed on The Nasdaq SmallCap Market (the "SCM") under the symbol "SIEB." On March 9, 1998, the closing price of the Common Stock was $25.125 per share and there were 5,247,873 shares of Common Stock issued and outstanding and held by approximately 750 beneficial holders. Of such shares, approximately 5,075,000 were beneficially owned by Muriel F. Siebert, the Chair, President and a Director of the Company.

         On August 22, 1997, the Securities and Exchange Commission approved new listing standards for companies listed on the SCM. These changes materially enhance the quantitative threshold criteria necessary to qualify for initial entry and continued listing on The Nasdaq Stock Market. In addition, corporate governance requirements, currently applicable to the Nasdaq National Market, for the first time will extend to the SCM. Companies, including the Company, had until February 23, 1998 to comply with the new continuing inclusion requirements which has been extended for many companies.

         The Board of Directors believes that it is in the best interests of the Company and its shareholders that the Common Stock continues to be included in the SCM. The Board of Directors believes this is the best market for the Company's stock because it has a widespread following and includes numerous companies of high quality. The Company currently meets all the new standards except for one of the quantitative criteria. Specifically, the number of shares of outstanding Common Stock that are not held directly or indirectly by any officer or director of the Company or by any person who is the beneficial owner of more than 10% of the outstanding shares of Common Stock of the Company is below the minimum requirement of 500,000 as of February 28, 1998.

         On February 9, 1998, the Board of Directors and, on February 23, 1998, Muriel F. Siebert, the holder of 96.7% of the Common Stock, approved pursuant to Sections 803, 708 and 615 of the New York Business Corporation Law an amendment to the Company's Certificate of Incorporation as set forth in EXHIBIT A attached hereto that effects a four-for-one stock split of the outstanding and treasury shares of the Company's Common Stock. The only changes in the Company's Certificate of Incorporation made by the proposed Certificate of Amendment would be the changes described herein and contained in EXHIBIT A hereto. The four-for-one stock split will automatically occur upon the filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the New York Secretary of State, which will not be earlier than April 6, 1998, which is at least 20 days after the mailing of this Information Statement.

         As of March 13, 1998, the record date for the mailing of this Information Statement (the "Record Date"), there were 5,247,873 shares of Common Stock outstanding. Pursuant to the provisions of the Company's Certificate of Incorporation and New York corporate law, as recently amended, the approval of the holders of a majority of the outstanding shares of Common Stock is necessary to adopt the amendment to the Certificate of Incorporation effecting the four-for-one stock split. Each outstanding share of Common Stock is entitled to one vote on the proposal to adopt the amendment. Ms. Siebert, as the holder of 96.7% of the voting power of the Common Stock, therefore, has the requisite power to approve the amendment by written consent. Such consent was executed and delivered on February 23, 1998. Under New York law, shareholders who do not consent to the amendment do not have appraisal rights with respect to the shares held by them. Upon the effectiveness of the proposed amendment, all shareholders of the Company will be bound thereby, whether or not they have consented thereto.

         A stock split of the outstanding stock will have the effect of increasing the number of shares owned by each shareholder, while proportionately decreasing the price per share. By way of example, assuming a four-for-one stock split, a shareholder who owned 100 shares at a price of $25.125 prior to the split, would own 400 shares at a price of approximately $6.25 upon completion of the stock split. Accordingly, each shareholder's proportionate share ownership remains undiluted by the stock split. The Company believes that the four-for-one stock split is an appropriate action that will assist in protecting its listing on the SCM enabling it to comply with the minimum requirements of the SCM.

PRINCIPAL EFFECTS OF THE FOUR-FOR-ONE STOCK SPLIT

         Consummation of the four-for-one stock split will not change the number of shares of Common Stock authorized by the Company's Certificate of Incorporation, which will remain at 49,000,000, par value $.01 per share. As of March 13, 1998, the Company had 5,247,873 shares of Common Stock outstanding. After the four-for-one stock split, the outstanding shares will be approximately 20,991,492.

         All outstanding stock options will be adjusted for the four-for-one stock split.

         The Board of Directors believes that the four-for-one stock split will be beneficial to the Company. Although the effect on the market price of the shares of Common Stock cannot be predicted with certainty, it is likely that the Certificate of Amendment would initially result in the market price of each share of Common Stock being approximately one-fourth of that previously prevailing, although the market price of all shares of Common Stock held by a particular stockholder should remain approximately the same. The stock split may result in a broader market for the Common Stock and more widespread ownership of the Common Stock, thereby increasing the liquidity of the Common Stock. The stock split may also cause brokerage commissions and other expenses associated with buying and selling shares of Common Stock to increase in certain transactions involving the purchase or sale of shares of Common Stock.

         In connection with the four-for-one stock split, a transfer of $.01 for each additional share of Common Stock issued, or approximately $157,436, will be made from the Company's capital in excess of par value account and then, to the extent necessary, from the Company's retained earnings account as of the date of filing of the Certificate of Amendment to the Company's Certificate of Incorporation with the New York Secretary of State, so that the additional shares to be issued will be fully paid.

         The Company will apply for listing on the SCM of the additional shares of Common Stock to be issued as a result of the four-for-one stock split.

STOCK CERTIFICATES

         The four-for-one stock split will automatically occur upon the filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the New York Secretary of State, which will be not be earlier than April 6, 1998, which is at least 20 days after the mailing of this Information Statement. No further action will be required by the shareholders. Holders of record of the Company's Common Stock at the close of business on March 13, 1998, the record date for the stock split (the "Record Date for Payment"), will be entitled to receive three additional shares of Common Stock for each share of Common Stock then held. Similarly, the Company shall be entitled to receive three shares of Common Stock for each share held in its treasury, if any, as of the close of business on the Record Date for Payment. Once the Certificate of Amendment becomes effective, anticipated to be on or about April 6, 1998, it will not be necessary for any shareholder, or the Company in respect of treasury shares, if any, to exchange certificates representing currently outstanding or treasury shares of Common Stock. After the four-for-one stock split is effective, such certificates would continue to represent the same number of shares of Common Stock as they did prior to the stock split. Certificates representing additional shares of Common Stock to which each shareholder is entitled are expected to be mailed on or about April 7, 1998. All such newly issued shares of Common Stock resulting from the four-for-one stock split would continue to have the same par value and the same rights, including voting rights, as the existing shares of Common Stock. Under the Company's Certificate of Incorporation, no holders of Common Stock of the Company are entitled to any preemptive rights with respect to any shares of the Company's Common Stock. No preemptive rights are provided in the Certificate of Amendment for any future issuance of shares of Common Stock.

FEDERAL INCOME TAX CONSEQUENCES OF THE FOUR-FOR-ONE STOCK SPLIT

         The following is a summary of the material anticipated federal income tax consequences of the four-for-one stock split to holders of the Common Stock. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations, and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the four-for-one stock split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the four-for-one stock split under any state, local or foreign tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the shareholders of the Company as a result of the four-for-one stock split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         The Company believes that no taxable gain or loss under current Federal income tax laws would result from the four-for-one stock split. Following the four-for-one stock split, each additional share of Common Stock and each presently outstanding share of Common Stock with respect to which additional shares are distributed will have a cost or other tax basis (for computing subsequent gain or loss) equal to one-fourth of the cost or other tax basis of the original share. In addition, the holding period of the additional shares would be deemed under such laws to be the same as the holding period for the original shares.

              PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

         The following table sets forth information concerning each person or group of affiliated persons known by management to own beneficially more than five percent (5%) of the Company's Common Stock as of March 9, 1998. The information given is based on information furnished to the Company by such persons or groups and statements filed with the Commission.


                                             Shares of          Percent of
Name And Address Of Beneficial Owner        Common Stock        Class(1)
------------------------------------        ------------        --------

Muriel F. Siebert                            5,075,000            96.7%
   885 Third Avenue, Suite 1720
   New York, New York 10022







------------------
(1) Includes in each case shares of Common Stock issuable upon exercise of options exercisable within 60 days for the subject individual only. Percentages computed on the basis of 5,247,873 shares of Common Stock outstanding as of March 9, 1998.

                 SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

         The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 9, 1998. This information includes beneficial ownership by each person (or group of affiliated persons) who is known to the Company to own beneficially more than 5% of the Common Stock, by each of the Company's directors and executive officers and by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


Name                                               Shares        Percentage(1)
----                                               ------        -------------

Muriel F. Siebert                                5,075,000          96.7%
   885 Third Avenue, Suite 1720
   New York, New York 10022


Nicholas P. Dermigny                                   100            *
Richard M. Feldman                                     100            *
Daniel Iesu                                            100            *
Patricia L. Francy                                  10,000(2)         *
Jane H. Macon                                       10,000(2)         *
Monte E. Wetzler                                    10,000(2)         *
Directors and executive officers                 5,105,300(3)       97.3%
  as a group (7 persons)

------------
* Less than 1%



------------------
(1) Percentages computed on the basis of 5,247,873 shares of Common Stock outstanding as of March 9, 1998 in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
(2) Consists of 10,000 shares of Common Stock which the director has the right to acquire pursuant to a stock option grant.
(3) Includes options to purchase an aggregate of 30,000 shares of Common Stock described in footnote 2 above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference: (a) the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Amendment No. 1 thereto filed on April 30, 1997; (b) the Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997; (c) the Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1997; (d) the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1997, as amended by Amendment No. 1 thereto filed November 17, 1997; and (e) the Current Report on Form 8-K filed March 5, 1997. Copies of such documents may be obtained without charge (except for exhibits thereto which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits) by any person solicited hereunder by writing to: Richard M. Feldman, Executive Vice President and Chief Financial Officer, Siebert Financial Corp., 885 Third Avenue, Suite 1720, New York, New York 10022.

                                         By Order of the Board of Directors


                                         Daniel Iesu
                                         SECRETARY

Dated:  March 16, 1998

                                                                       EXHIBIT A

                               PROPOSED AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION


         Article THIRD of the Company's Certificate of Incorporation shall be amended to include a new third paragraph which shall read in its entirety as follows:

         "Each share of Common Stock issued and held of record at the close of business on April [7], 1998, including shares held by the Corporation as treasury shares, if any, shall automatically be converted at such time into four validly issued, fully paid and nonassessable shares of Common Stock."